AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON
                                  JUNE 29, 2004
                                                      REGISTRATION NO. 333-_____
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          MEASUREMENT SPECIALTIES, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

           NEW JERSEY                                        22-2378738
---------------------------------                       ---------------------
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                          710 ROUTE 46 EAST, SUITE 206
                           FAIRFIELD, NEW JERSEY 07004
                                 (973) 808-3020
   --------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  FRANK GUIDONE
                             CHIEF EXECUTIVE OFFICER
                          MEASUREMENT SPECIALTIES, INC.
                          710 ROUTE 46 EAST, SUITE 206
                           FAIRFIELD, NEW JERSEY 07004
                                 (973) 808-3020
           -----------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Kenneth E. Thompson, Esq.
                             McCarter & English, LLP
                               Four Gateway Center
                               100 Mulberry Street
                         Newark, New Jersey  07101-0652
                                 (973) 622-4444
      -------------------------------------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                                PROPOSED
                                                      PROPOSED MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED                       REGISTERED        SHARE (1)             PRICE (1)        REGISTRATION FEE
------------------------------------  ------------  --------------------  --------------------  -----------------
Common Stock, no par value per share       918,628  $              20.25  $         18,602,217  $           2,357
------------------------------------  ------------  --------------------  --------------------  -----------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act"), based upon the average of the high and low sale prices of the registrant's common stock as reported on the American Stock Exchange on June 28, 2004. THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER

     BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 29, 2004

Prospectus

                          MEASUREMENT SPECIALTIES, INC.

                         918,628 SHARES OF COMMON STOCK

     This prospectus relates to 918,628 shares of our common stock, no par value per share, owned by the selling stockholders listed on page 7 of this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

     The selling stockholders may sell all or a portion of the shares from time to time on the American Stock Exchange, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the shares or in negotiated transactions.

     Our common stock is listed on the American Stock Exchange under the symbol "MSS." On June 28, 2004, the last reported sale price per share of our common stock on the American Stock Exchange was $20.25.

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. YOU SHOULD READ THE ENTIRE PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is          , 2004

                                TABLE OF CONTENTS


     ABOUT THIS PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . .2

     WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . .3

     OUR COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

     RISK FACTORS . . . . . . . . . . . . . . . . . . . . . .  . . . . . .5

     SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS . . . . . . . . . .5

     USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . .  . . . . . .6

     PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . .  . . . . . .8

     LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

                             ABOUT THIS PROSPECTUS

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

     In this prospectus, references to "Company," "we," "us," "our" and "Measurement Specialties" refer to Measurement Specialties, Inc. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this prospectus. The following documents filed by us, Commission File No. 001-11906, with the Securities and Exchange Commission ("SEC") are incorporated by reference in this prospectus and shall be deemed to be a part of this prospectus:

     1. Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed on May 27, 2004;

     2.   Current Report on Form 8-K filed on June 28, 2004; and

     3. The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A filed on July 31, 1987, as amended by Forms 8-A filed on April 21, 1993 and July 26, 1995, respectively.

     Neither Current Reports on Form 8-K furnished under Item 9 of Form 8-K nor Current Reports furnished under Item 12 of Form 8-K are incorporated by reference in this prospectus.

     All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated by reference in this prospectus and shall be deemed to be a part of this prospectus from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document or report that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus. Requests for such documents should be addressed in writing or by telephone to:

          John Hopkins
          Secretary
          Measurement Specialties, Inc.
          710 Route 46 East, Suite 206

          Fairfield, New Jersey 07004
          (973) 808-3020

     We are subject to the information reporting requirements of the Exchange Act and accordingly file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains materials we file electronically with the SEC.

                                  OUR COMPANY

     We are a designer and manufacturer of sensors and sensor-based consumer products. We produce a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, tilt/angle, flow, and distance. We have two businesses, a Sensor business and a Consumer Products business.

     Our Sensor segment designs and manufacturers sensors for original equipment manufacturers (OEMs). These sensors are used for automotive, medical, consumer, military/aerospace and industrial applications. Our sensor products include piezoresistive pressure sensors, transducers and transmitters, electromagnetic displacement sensors, piezoelectric polymer film sensors, tilt sensors, membrane switch panel sensors, custom microstructures, load cells and accelerometers.

     Our Consumer Products segment designs and manufactures sensor-based consumer products. Our sensor-based consumer bath and kitchen scale products are sold and marketed primarily under the brand names of our OEM customers. Our tire pressure gauges and distance measurement products are sold and marketed under our own brand names, as well as those of our OEM and private label customers.

     Our principal executive offices are located at 710 Route 46 East, Suite 206, Fairfield, New Jersey 07004 and our telephone number at that location is
(973) 808-3020.

                                  RISK FACTORS

     Investing in our securities involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption "Risks Factors" included in our annual report on Form 10-K for the year ended March 31, 2004, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.


                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered by the selling stockholders named in this prospectus.

                              SELLING STOCKHOLDERS

     An aggregate of up to 918,628 shares of our common stock may be offered and sold pursuant to this prospectus by the selling stockholders.

     Four Corners Capital Partners, LP ("FCCP") received 500,785 shares of common stock as a result of the net exercise of a warrant that we issued in July 2003, effective as of April 21, 2003, in consideration for the services provided by Frank Guidone as our Chief Executive Officer. Frank Guidone is a partner of FCCP.

     Castletop Capital, L.P. ("Castletop") received 297,228 shares of common stock as a result of the exercise of a warrant we issued in October 2002. We issued the warrant to Castletop as partial consideration for the extension of a $9.3 million bridge loan. Castletop is controlled by Morton Topfer, Chairman of our Board of Directors.

     The other selling stockholders received their shares of common stock as a result of the distribution of shares by Corporate Revitalization Partners ("CRP") to its partners following the exercise by CRP of warrants that we issued in November 2002 and January 2003. We issued these warrants to CRP in consideration for the achievement of certain goals in connection with our restructuring programs. FCCP is a partner of CRP and received 29,791 shares in this distribution.

     We are filing a registration statement, of which this prospectus constitutes a part, in order to permit the selling stockholders and their permitted transferees and assigns to resell to the public the shares of our common stock issued upon exercise of the warrant.

     The following table sets forth the number of shares of common stock beneficially owned by the selling stockholders as of June 28, 2004 and the number of shares of common stock that are being offered under the terms of this prospectus. The percentage of ownership is based on an aggregate of 13,282,874 shares issued and outstanding as of June 28, 2004. Beneficial ownership includes shares owned and shares that the selling stockholders have the right to acquire within 60 days.

                                                              Shares Owned After
                         Shares Beneficially                      Offering (1)
Name of Selling             Owned Before      Shares Being  ----------------------
Stockholders                  Offering          Offered       Number   Percentage
-----------------------  -------------------  ------------  ---------  -----------

Four Corners Capital                 553,510       530,576     22,934            *
   Partners, LP
Castletop Capital, L.P.              297,228       297,228          0            *
William K. Snyder                     24,320        24,320          0            *
Jeff D. Armstrong                      9,273         9,273          0            *
Mark Barbeau                           8,268         8,268          0            *
J. Kevin Barrentine                    3,308         3,308          0            *
Dan A. Dixon                           3,308         3,308          0            *
David T. Lee                           3,308         3,308          0            *
Jonathan J. Nash                       6,323         6,323          0            *
Laura Alison Snyder                    3,308         3,308          0            *
John R. Gordon, Jr.                    3,308         3,308          0            *
Mark Censits                           3,308         3,308          0            *
Erik Wikstrom                          9,902         9,902          0            *
Chip Mello                             2,205         2,205          0            *
Tom O'Donoghue                         2,205         2,205          0            *
Holly O'Hara                           1,103         1,103          0            *
Garry Barrett                          1,103         1,103          0            *
Kevin Smith                              882           882          0            *
J. Cooper Crouse                         882           882          0            *
Darius Chagnon                         3,959         3,959          0            *
Scott Avila                              551           551          0            *

________________

*     Less than 1%.

(1) Assumes the selling stockholders dispose all of the shares of common stock offered by this prospectus and do not acquire or dispose of any additional shares of common stock. The selling stockholders may sell all, some or none of the shares offered by this prospectus.

     The shares offered by this prospectus may be sold by the pledgees, donees, transferees, assignees or other successors-in-interest that receive their shares from the selling stockholders as a gift, pledge or other non-sale transfer after the date of this prospectus. The term "selling stockholders" as used in this prospectus shall include such pledgees, donees, transferees, assignees or other successors-in-interest.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock currently trades on the American Stock Exchange. Any sales by the selling stockholders may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -     privately negotiated transactions;

     -     short sales;

     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     -     a combination of any such methods of sale; and

     -     any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant security interests in their shares of our common stock and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus.

In addition, the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged or loaned by the selling stockholders to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if so, will be identified in the applicable prospectus supplement or post-effective amendment. FCCP has informed us that it is considering entering into a pre-paid forward sale contract or similar transaction in order to generate liquidity for the payment of taxes in respect of the exercise of the warrant issued to it. We will identify the other party to the pre-paid forward sale contract in a prospectus supplement or post-effective amendment.

     The selling stockholders also may transfer their shares of our common stock in other circumstances, in which case the pledgees, donees, transferees, assignees or other successors-in-interest will be the "selling stockholders" for purposes of this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will not receive any proceeds from sales of any shares by the selling stockholders.

                                  LEGAL MATTERS

     The validity of the common stock offered pursuant to this prospectus will be passed upon by McCarter & English, LLP.

                                     EXPERTS

     The consolidated financial statements of Measurement Specialties, Inc. and subsidiaries (collectively, the "Company") appearing in the Company's Annual Report of Form 10-K for the year ended March 31, 2004, have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the common stock registered hereby:

          SEC Registration Fee                $2,357
          Accounting Fees                    $10,000
          Legal Fees and Disbursements       $10,000
          American Stock Exchange
            Additional Listing Fee           $12,000
          Printing Fees                       $5,000
          Miscellaneous                         $643

             Total:                          $40,000

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a director, officer, employee or agent (a "corporate agent") against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that the corporate agent must have acted in good faith and in the manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. Subject to certain limitations, the indemnification provided by the NJBCA does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings, is permitted if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

     The Registrant's Certificate of Incorporation and Bylaws provide for mandatory indemnification rights, subject to limited exception, to any director or officer of the Registrant who by reason of the fact that he or she is a director or officer of the Registrant, is involved in a legal proceeding of any nature.

     All of the Registrant's directors and officers are covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.

     See the index to exhibits, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(A)  The undersigned registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey on June 29, 2004.

                                           Measurement Specialties, Inc.
                                           Registrant

                                           By:/s/Frank Guidone
                                              ----------------
                                              Frank Guidone
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Frank Guidone and John Hopkins, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on June 29, 2004.

                      Signature                     Title
                     ----------                     -----


/s/ Frank Guidone                           Chief Executive Officer and Director
-------------------------------
Frank Guidone                               (Principal Executive Officer)


/s/ John P. Hopkins                         Chief Financial Officer
-------------------------------
John P. Hopkins                             (Principal Financial Officer and
                                            Principal Accounting Officer)


                                            Chairman of the Board
-------------------------------
Morton L. Topfer


/s/ John D. Arnold                          Director
-------------------------------
John D. Arnold

                                            Director
-------------------------------
R. Barry Uber


/s/ The Hon. Dan J. Samuel                  Director
--------------------------
The Hon. Dan J. Samuel

                               INDEX TO EXHIBITS


Exhibit No.  Description of Exhibit
-----------  ----------------------

4.1*         Specimen Certificate for shares of common stock of Measurement Specialties, Inc.
5.1          Opinion of McCarter & English, LLP
             Consent of McCarter & English, LLP (included in its opinion filed as Exhibit 5.1
23.1         hereto)
23.2         Consent of Grant Thornton LLP, independent registered public accounting firm
             Powers of Attorney (included on the signature page of this Registration
24.1         Statement)

* Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 (File No. 333-57928) and incorporated herein by reference.